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                                                                   EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan and 1995 Non-Employee Directors Option Plan of our reports dated January 24, 1997, with respect to the consolidated financial statements and schedule of Remedy Corporation incorporated by reference in its Annual Report (From 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                              /s/ Ernst & Young LLP

Palo Alto, California
June 11, 1997